UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STAAR SURGICAL COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT DATED NOVEMBER 17, 2025, TO PROXY STATEMENT DATED SEPTEMBER 16, 2025

This document is a supplement dated November 17, 2025 (“Supplement”) to the proxy statement dated September 16, 2025 and first mailed to stockholders of STAAR Surgical Company (“STAAR” or the “Company”) on or about September 16, 2025. That proxy statement was supplemented by a proxy supplement dated October 13, 2025, which was filed by STAAR with the U.S. Securities and Exchange Commission (the “SEC”) on a Current Report on Form 8-K on October 14, 2025, and a proxy supplement dated October 30, 2025, which was filed by STAAR with the SEC on a Current Report on Form 8-K on October 30, 2025 and first mailed to STAAR stockholders on or about October 30, 2025. That proxy statement, as so supplemented, is referred to herein as the proxy statement.

INTRODUCTION AND EXPLANATORY NOTE

Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the proxy statement. Except as described in this Supplement, the information provided in the proxy statement relating to the Merger Agreement and the transactions contemplated thereby continue to apply. This Supplement and the documents referred to in this Supplement should be read in conjunction with the proxy statement, the annexes and exhibits to the proxy statement and the documents referred to in the proxy statement, each of which should be read in its entirety. All page references herein are to pages in the proxy statement, except where otherwise specified. To the extent that information in this Supplement differs from, updates or conflicts with information contained in the proxy statement, the information in this Supplement supersedes the information in the proxy statement. For clarity, new text within restated paragraphs from the proxy statement (excluding the notice of the Special Meeting) is highlighted with bold, underlined text, while deleted text is ~~bold and stricken-through~~.

As previously disclosed, on August 4, 2025, STAAR entered into an Agreement and Plan of Merger (as it may be amended from time to time, including by Amendment No. 1 on November 7, 2025, the “Merger Agreement”) with Alcon Research, LLC, a Delaware limited liability company (“Alcon”), and Rascasse Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Alcon (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into STAAR (the “Merger”), with STAAR surviving the Merger as a wholly owned subsidiary of Alcon. If the Merger is completed, STAAR stockholders will receive, in exchange for each share of STAAR common stock held immediately prior to the Merger, $28.00 in cash, without interest and subject to any applicable tax withholding. The STAAR Board of Directors (the “Board”) has approved the Merger Agreement and has recommended that STAAR stockholders vote in favor of adopting the Merger Agreement.

As disclosed by STAAR on a Current Report on Form 8-K filed on November 7, 2025, on November 7, 2025, Alcon, Merger Sub and STAAR entered into Amendment No. 1 to the Merger Agreement (the “Amendment”). The Amendment provides, among other things, for a 30-day go-shop period beginning on November 7, 2025 and continuing until 11:59 p.m., Eastern Time, on December 6, 2025 (the “go-shop period”). During the go-shop period, STAAR may solicit, facilitate and encourage (including by furnishing non-public information) any Acquisition Proposals from third parties and engage in discussions or negotiations regarding any such proposals. At the end of the go-shop period, STAAR must notify Alcon of any Acquisition Proposals received during the go-shop period that remain pending following the expiration of the go-shop period, but Alcon does not have any right to “match” any such Acquisition Proposal and STAAR is not required during the go-shop period to notify Alcon of any proposals it receives. The Amendment also reduces to $0 the termination fee payable by STAAR to Alcon in the event that STAAR terminates the Merger Agreement to accept a Superior Offer from a Qualified Bidder (as defined in the Amendment), if the Board changes its recommendation that STAAR’s stockholders adopt the Merger Agreement in respect of a Superior Offer from a Qualified Bidder, and under the circumstances described in the third bullet under the section titled “The Merger Agreement—Termination Fees” of the proxy statement.

The STAAR Board of Directors approved the Amendment after careful consideration and deliberation and determined that the Merger Agreement and the transactions contemplated thereby, as amended by the Amendment, including the Merger, are advisable, fair to and in the best interests of STAAR and its stockholders, approved, adopted and declared advisable the execution and delivery of, and entry into, the Amendment, and directed that the Merger Agreement be submitted to the STAAR stockholders for adoption at the special meeting of STAAR stockholders (including any adjournments or postponements thereof, the “Special Meeting”).

The Merger cannot be completed without approval of the proposal to adopt the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of STAAR common stock entitled to vote thereon. Because of this, STAAR is holding the Special Meeting to vote on the proposal necessary to consummate the Merger (the “Merger Proposal”). The chair of the Special Meeting may, in his or her discretion, adjourn the Special Meeting to a later date or date(s), including for the purpose of soliciting additional proxies. As disclosed by STAAR on a Current Report on Form 8-K filed on November 7, 2025, STAAR announced that, in connection with the Amendment, the Special Meeting, which had previously been postponed to December 3, 2025, has been further postponed to December 19, 2025. The record date for the Special Meeting remains the close of business on October 24, 2025 (the “Record Date”). Stockholders who hold shares as of the Record Date will be eligible to vote at the postponed Special Meeting on December 19, 2025.

The Special Meeting will be held in a virtual meeting format only. Stockholders who wish to attend the virtual Special Meeting on December 19, 2025 may access the meeting via the following link: www.virtualshareholdermeeting.com/STAA2025SM. Stockholders accessing the link will then be prompted to enter the 16-digit control number included on their enclosed updated WHITE proxy card, or in the instructions provided by their bank, broker or other financial intermediary (for those who hold their shares in “street name”).

Your Vote Is Important, Please Use the Updated WHITE Proxy Card Today!

Simply follow the easy instructions on the enclosed updated WHITE proxy card to vote by Internet or by signing, dating, and returning the updated WHITE proxy card in the postage-paid envelope provided. If you received this letter by email, you may also vote by pressing the “VOTE NOW” button in the accompanying email.

If you have already voted “FOR” the Merger Proposal and the Compensation Proposal (as defined in the proxy statement), your vote remains valid and there is nothing else you need to do. If you have not voted or previously voted “Against” the Merger Proposal or the Compensation Proposal, we urge you to vote (or re-vote) “FOR” both proposals. Only your last validly executed proxy submitted will be counted. To enable your votes to be validly counted for the Special Meeting, you must submit your vote via Internet or on the updated WHITE proxy card or voting instruction form no later than 11:59 p.m., Eastern Time, on December 18, 2025.

If you have questions about how to vote your shares, please contact STAAR’s proxy solicitor:

Innisfree M&A Incorporated

Stockholders

+1 877-750-8233 (toll-free from the U.S. and Canada) or

+1 412-232-3651 (from other countries)

Banks and Brokers

+1 212-750-5833

If you hold your shares in more than one account, you will receive separate notifications. Please be sure to vote ALL your shares using the updated WHITE proxy card relating to each account.

Broadwood Partners, L.P. and certain of its affiliates (collectively, “Broadwood Group”) have filed a definitive proxy statement in connection with the Special Meeting. We recommend that STAAR stockholders disregard any proxy card sent to them by or on behalf of any person other than STAAR, including any green proxy card and solicitation materials that may be sent to STAAR stockholders by or on behalf of Broadwood Group.

If you have already voted “FOR” the Merger Proposal and the Compensation Proposal (as defined in the proxy statement), your vote remains valid and there is nothing else you need to do.

If you have not voted, we urge you to vote (1) “FOR” the Merger Proposal and (2) “FOR” the Compensation Proposal on the updated WHITE proxy card.

If you voted “Against” the Merger Proposal or the Compensation Proposal, we urge you to re-vote “FOR” both proposals using the instructions you received. Only the last validly executed proxy that you submit will be counted and such proxy will be counted only if it has been received by 11:59 p.m., Eastern Time, on December 18, 2025.

Whether or not you plan to virtually attend the Special Meeting, please submit your proxy as soon as possible by following the instructions on the accompanying updated WHITE proxy card to make sure that your shares are represented at the meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction form furnished by the broker, bank or other nominee. You must provide voting instructions by filling out the voting instruction form in order for your shares to be voted.

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This Supplement is dated November 17, 2025, and, together with the enclosed form of updated WHITE proxy card, is first being mailed to STAAR stockholders on or about November 17, 2025.

STAAR Surgical Company

25510 Commercentre Drive

Lake Forest, California 92630

NOTICE OF POSTPONED SPECIAL MEETING OF STOCKHOLDERS

RESCHEDULED FOR 8:30 A.M., PACIFIC TIME, ON DECEMBER 19, 2025

(www.virtualshareholdermeeting.com/STAA2025SM)

Notice is hereby given that the Special Meeting of Stockholders (including any adjournments or postponements thereof, which we refer to as the “Special Meeting”) of STAAR Surgical Company (the “Company” or “STAAR”), which was originally scheduled for October 23, 2025, at 8:30 a.m. Pacific Time, and was previously adjourned to November 6, 2025, at 8:30 a.m. Pacific Time and thereafter postponed to December 3, 2025, at 8:30 a.m. Pacific Time, has been postponed to 8:30 a.m. Pacific Time on December 19, 2025. The postponed Special Meeting will continue to be held in a virtual format via live webcast at www.virtualshareholdermeeting.com/STAA2025SM.

The Special Meeting will be reconvened to consider and vote upon the proposals described in the Company’s definitive proxy statement for the Special Meeting, dated September 16, 2025, as previously supplemented by (i) a proxy supplement dated October 13, 2025, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2025, and (ii) a proxy supplement dated October 30, 2025, which was filed with the SEC on October 30, 2025, and as further supplemented by a proxy supplement dated November 17, 2025, which was filed with the SEC on November 17, 2025 (such proxy statement, as supplemented, the “proxy statement”). The record date for the Special Meeting remains the close of business on October 24, 2025.

The Special Meeting is being held for the following purposes, as described further in the proxy statement:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of August 4, 2025 (as may be amended from time to time, including by Amendment No. 1 on November 7, 2025, the “Merger Agreement”), by and among STAAR, Alcon Research, LLC, a Delaware limited liability company (“Alcon”), and Rascasse Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alcon (“Merger Sub,” and such proposal, the “Merger Proposal”). Pursuant to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into STAAR (the “Merger”), with STAAR continuing as the surviving company in the Merger and as a wholly owned subsidiary of Alcon; and

2.

To consider and vote on the proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to STAAR’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

Only STAAR stockholders of record as of the close of business on October 24, 2025 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof. The chair of the Special Meeting may, in his or her discretion, adjourn the Special Meeting to a later date or date(s), including for the purpose of soliciting additional proxies. The Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, references in the proxy statement to “present” mean virtually present at the Special Meeting, and to “attend” or “attendance” mean to attend or be in attendance at the Special Meeting through virtual means.

The Board has recommended that you vote (1) “FOR” the Merger Proposal and (2) “FOR” the Compensation Proposal.

The accompanying proxy statement describes the Merger Agreement and Compensation Proposal in more detail. Please refer to the proxy statement, as supplemented by the accompanying proxy supplement, including the Merger Agreement, the Amendment and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the Special Meeting. You are encouraged to read the entire proxy statement, as supplemented by the accompanying proxy supplement and the prior supplement dated October 30, 2025, carefully before voting. A summary of the Merger Agreement is included in the proxy statement in the section titled “The Merger Agreement” and a copy of the Merger Agreement is attached as Annex A to the proxy statement, each of which is incorporated by reference into this notice to the same extent as if fully set forth herein. Further, the accompanying proxy supplement includes a summary of Amendment No. 1 to the Merger Agreement, dated November 7, 2025 (the “Amendment”), and a copy of the Amendment is attached as Annex A to the accompanying proxy supplement, each of which is incorporated by reference into this notice to the same extent as if fully set forth herein.

Broadwood Partners, L.P. and certain of its affiliates (collectively, “Broadwood Group”) have filed a definitive proxy statement in connection with the Special Meeting. We recommend that STAAR stockholders disregard any proxy card sent to them by or on behalf of any person other than STAAR, including any green proxy card and solicitation materials that may be sent to STAAR stockholders by or on behalf of Broadwood Group.

If you have already voted “FOR” the Merger Proposal and the Compensation Proposal (as defined in the proxy statement), your vote remains valid and there is nothing else you need to do.

If you have not voted, we urge you to vote (1) “FOR” the Merger Proposal and (2) “FOR” the Compensation Proposal on the updated WHITE proxy card.

If you voted “Against” the Merger Proposal or the Compensation Proposal, we urge you to re-vote “FOR” both proposals using the instructions you received. Only the last validly executed proxy that you submit will be counted and such proxy will be counted only if it has been received by 11:59 p.m., Eastern Time, on December 18, 2025.

Whether or not you plan to attend the virtual Special Meeting, please sign, date and return, as promptly as possible, the enclosed updated WHITE proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet. If you attend the virtual Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares of STAAR common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instructions that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions, and you will not be able to vote your shares at the Special Meeting without a legal proxy. If you sign, date and mail your updated WHITE proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Proposal and “FOR” the Compensation Proposal.

If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting, the proxy statement or the accompanying proxy supplement, would like additional copies of the proxy statement or any proxy supplement or need help voting your shares of STAAR common stock, please contact STAAR’s proxy solicitor:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders

+1 877-750-8233 (toll-free from the U.S. and Canada) or

+1 412-232-3651 (from other countries)

Banks and Brokers

+1 212-750-5833

By Order of the Board,

Stephen C. Farrell
Chief Executive Officer

Dated: November 17, 2025

(1) General Supplements to the Proxy Statement

All references in the proxy statement (as previously supplemented by STAAR’s proxy supplements filed on October 14, 2025 and October 30, 2025) to:

•	The December 3, 2025 Special Meeting date shall be deemed to refer to the postponed Special Meeting date of December 19, 2025;

•	The December 2, 2025 deadline for STAAR stockholders to vote or submit proxies, as applicable, shall be deemed to refer to the new deadline of December 18, 2025;

•

The November 23, 2025 deadline to request from Broadridge copies of the proxy statement and documents incorporated by reference therein shall be deemed to refer to the new deadline of December 9, 2025.

(2) Supplements to “Questions and Answers”

The following questions and answers are hereby added to the section titled “Questions and Answers” beginning on page 12 of the proxy statement to address briefly some questions STAAR stockholders may have regarding the Amendment. This section does not contain all the information that is important to you, nor is this section meant to be a substitute for the information contained in the remainder of this Supplement or the proxy statement. The information in this section is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this Supplement and the proxy statement. We urge you to read both this Supplement and the proxy statement carefully, including any information incorporated by reference into this Supplement and the proxy statement.

Q:	Why are you filing this Supplement to the proxy statement?

A:

We are filing this Supplement to the proxy statement because on November 7, 2025, STAAR, Alcon and Merger Sub entered into the Amendment. This Supplement provides information about the Amendment and certain updates to the proxy statement.

Q:	What is the “go-shop”? How does this compare to the “window shop” previously disclosed?

A:

The go-shop period began on November 7, 2025 and will conclude on December 6, 2025 at 11:59 p.m., Eastern Time. During the go-shop period, STAAR may solicit, facilitate and encourage (including by furnishing non-public information) any Acquisition Proposals from third parties and engage in discussions or negotiations regarding any such proposals. At the end of the go-shop period, the non-solicitation restrictions in the Merger Agreement will become applicable, but STAAR may continue to negotiate and engage with any third party who has submitted a written proposal during the go-shop period that the Board determines in good faith, after consultation with financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to or result in a Superior Offer. Also, at the end of the go-shop period, STAAR must notify Alcon of any Acquisition Proposals received during the go-shop period that remain pending following the expiration of the go-shop period, but STAAR is not required during the go-shop period to notify Alcon of any proposals it receives.

In addition, the Amendment reduces the amount of the termination fee payable by STAAR to Alcon to $0 in the event that STAAR terminates the Merger Agreement to accept a Superior Offer from a Qualified Bidder (as defined in the “The Merger Agreement—Amendment”), if the Board changes its recommendation that STAAR’s stockholders adopt the Merger Agreement in respect of a Superior Offer from a Qualified Bidder, and under the circumstances described in the third bullet under the section titled “The Merger Agreement—Termination Fees” of the proxy statement. For more information, see “The Merger Agreement—Termination Fees” and “—Amendment.”

During the “window shop” period, which expired on September 19, 2025, STAAR was able to respond to qualifying inbound Acquisition Proposals, but was restricted from proactively soliciting, facilitating or encouraging Acquisition Proposals. In addition, prior to entry into the Amendment, the “window shop” provision in the Merger Agreement would have reduced the amount of the termination fee (from $43,425,000 to $14,475,000) that would have been payable by STAAR to Alcon to accept a Superior Offer in certain circumstances.

Q:	What will happen if STAAR receives a Superior Offer during the go-shop period?

A:

If STAAR receives an Acquisition Proposal that the Board determines, in good faith (after consultation with its outside legal counsel and its financial advisor) constitutes or could reasonably be expected to lead to or result in a Superior Offer and has notified Alcon in writing of such determination during the go-shop period, and STAAR wishes to effect a Recommendation Change with respect to such Superior Offer or terminates the Merger Agreement in order to accept such Superior Offer, then STAAR will not be required to pay a termination fee to Alcon under the terms of the Merger Agreement, as amended by the Amendment.

Q:	What is the significance of eliminating Alcon’s right to “match” an Acquisition Proposal?

A:

The elimination of Alcon’s right to “match” a third party’s Acquisition Proposal is intended to facilitate an open and competitive process that encourages third parties to submit Acquisition Proposals for the Board’s consideration. Prior to the Amendment, the Merger Agreement provided that before STAAR could terminate the Merger Agreement to accept a Superior Offer or effect a Recommendation Change in response to a Superior Offer, STAAR was required to negotiate in good faith with Alcon, at Alcon’s request, for a specified period with respect to any revisions to the Merger Agreement or other proposal made by Alcon so that the Superior Offer would cease to constitute a Superior Offer and, following the specified negotiation period, STAAR would be entitled to terminate or effect a Recommendation Change only if, after considering in good faith any proposals made by Alcon and after consulting with outside legal counsel and financial advisors, the Board determined that the Superior Offer continued to be a Superior Offer and that the failure to terminate or effect the Recommendation Change would be inconsistent with the Board’s fiduciary duties. The Amendment eliminated these obligations of STAAR.

The following question and answer on page 15 of the proxy statement is hereby amended and supplemented as follows:

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by STAAR stockholders or if the Merger is not completed for any other reason, STAAR stockholders will not receive any payment for their shares of STAAR common stock. Instead, STAAR will remain an independent public company, STAAR common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and STAAR will continue to file periodic and other reports with the SEC.

Under specified circumstances, upon termination of the Merger Agreement, STAAR will be required to pay Alcon a termination fee of up to $43,425,000 in cash, or Alcon will be required to pay STAAR a termination fee of $72,375,000 in cash, as described in “The Merger Agreement—Termination Fees.” Pursuant to the Amendment, the termination fee payable by STAAR to Alcon has been reduced to $0 in certain circumstances, including if STAAR terminates the Merger Agreement to accept a Superior Offer from a Qualified Bidder, as described in the “The Merger Agreement—Amendment.”

(3) Supplements to “Special Note Regarding Forward-Looking Statements”

The section titled “Special Note Regarding Forward-Looking Statements” beginning on page 21 of the proxy statement is hereby amended and supplemented to add the following additional risk factor:

•

the possibility that no alternative proposals will be received during the go-shop period, or that any such alternative proposals are not determined by the Company’s board to be superior to the Alcon merger;

(4) Supplements to “Risk Factors”

The first and fifth paragraphs of the risk factor that begins with the heading, “The consummation of the Merger is subject to certain closing conditions…” on pages 23-24 of the proxy statement are hereby amended and supplemented as follows:

The obligations of STAAR, Alcon and Merger Sub to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of a number of conditions, including the adoption of the Merger Agreement by holders of a majority of the outstanding shares of STAAR common stock entitled to vote thereon. Ownership of STAAR common stock is currently concentrated among a few stockholders, and STAAR’s largest stockholder, Broadwood Partners, L.P. (“Broadwood”), reported beneficial ownership as of August 8, 2025 of approximately ~~27.3~~ 27.4% of STAAR’s outstanding shares of STAAR common stock. On September 2, 2025, Broadwood filed a Schedule 13D/A and issued a related press release indicating, among other things, that it intends to vote against the Merger Proposal. On September 24, 2025, Broadwood and other members of the Broadwood Group filed a definitive proxy statement with the SEC to solicit votes of STAAR stockholders in opposition to the Board’s recommendations on the Merger Proposal and Compensation Proposal presented in this proxy statement. In addition, Yunqi Capital Limited (together with its affiliates and the funds it advises, “Yunqi Capital”) has reported beneficial ownership as of October 31, 2025 of 5.1% of STAAR’s outstanding shares of common stock, and has indicated that it intends to vote against the Merger Proposal. If STAAR’s largest stockholders do not vote their shares in support of the adoption of the Merger Agreement, STAAR’s ability to satisfy this closing condition would be materially adversely affected. Further, there can be no guarantee that any alternative proposals will be received during the go-shop period, that any such alternative proposals would be superior to the Alcon merger, or that such competitive process will result in an increase to the merger consideration payable by Alcon, and STAAR may be unable to obtain the votes required to approve the~~se proposals~~ Merger Proposal and the Compensation Proposal in the absence of any change to the terms of the Merger Agreement. The proxy contest resulting from the Broadwood Group filing will cause STAAR stockholders to incur additional solicitation and other costs, and may impair STAAR’s ability to obtain the votes required to approve the Merger Proposal and Compensation Proposal.

. . .

The Merger Agreement also includes termination provisions for both STAAR and Alcon. If the Merger Agreement is terminated under specified circumstances, STAAR may be required to pay Alcon a termination fee of up to $43,425,000, and if the Merger Agreement is terminated under certain circumstances, including a failure to timely receive required regulatory approvals, Alcon may be required to pay STAAR a termination fee of $72,375,000. Pursuant to the Amendment, the termination fee payable by STAAR to Alcon has been reduced to $0 in certain circumstances, including if STAAR terminates the Merger Agreement to accept a Superior Offer from a Qualified Bidder.

The first paragraph of the risk factor titled “The Merger Agreement contains provisions that could discourage a potential competing acquiror of STAAR” on page 25 of the proxy statement is hereby amended and supplemented as follows:

The Merger Agreement contains non-solicitation provisions that, subject to certain exceptions, restrict STAAR’s ability to solicit, initiate, knowingly encourage or facilitate competing third-party proposals for the acquisition of STAAR’s stock or assets. Under certain circumstances, the Board may (i) withdraw, qualify or modify its recommendation that STAAR’s stockholders adopt the Merger Agreement or (ii) terminate the Merger Agreement to enter into a definitive agreement with respect to an Acquisition Proposal. However, before doing so, the Board must comply with certain procedures described in the Merger Agreement, including provisions that give Alcon an opportunity to negotiate to modify the terms of the Merger Agreement in a manner such that any Acquisition Proposal would not constitute a Superior Offer. In some circumstances, upon termination of the Merger Agreement, STAAR will be required to pay a termination fee to Alcon of $43,425,000, although this fee will be reduced to $14,475,000 upon termination of the Merger Agreement under certain circumstances in the case of an acquiror who makes an Acquisition Proposal which, before the expiration of the 45-day window shop period, the Board determines constitutes or could reasonably be expected to lead to a Superior Offer. The window shop period ~~ends~~ ended at 11:59 p.m., Eastern Time, on September 19, 2025.

Pursuant to the Amendment, the foregoing non-solicitation restrictions have been eliminated for a 30-day period beginning on November 7, 2025 and continuing until 11:59 p.m., Eastern Time, on December 6, 2025, and the termination fee will be reduced to $0 in the event that STAAR terminates the Merger Agreement to accept a Superior Offer from a Qualified Bidder (as defined in “The Merger Agreement—Amendment”), if the Board changes its recommendation that STAAR’s stockholders adopt the Merger Agreement in respect of a Superior Offer from a Qualified Bidder, and under the circumstances described in the third bullet under the section titled “The Merger Agreement—Termination Fees.” For more information, see “The Merger Agreement—Non Solicitation; Window Shop Period,” “—Amendment” and “—Termination Fees.”

(5) Supplements to “Proposal 1: The Adoption of the Merger Agreement” and “The Merger Agreement”

The description of the Merger Agreement in the proxy statement, including the disclosure in the summary section beginning on page 1, and the disclosure beginning on pages 34 and 77 of the proxy statement, is hereby amended to describe the terms of the Amendment. This summary may not contain all of the information about the Amendment that is important to you. We urge you to read the full text of the Amendment, together with the Merger Agreement. The Merger Agreement is attached as an exhibit to the proxy statement, and the Amendment is attached as Annex A to this Supplement.

The following section is added at the end of the section titled “The Merger Agreement” beginning on page 77 of the proxy statement.

Amendment

On November 7, 2025, STAAR, Alcon and Merger Sub entered into the Amendment. The Amendment provides that from November 7, 2025 until 11:59 p.m., Eastern Time, on December 6, 2025 (the “go-shop period”), STAAR may solicit, facilitate and encourage (including by furnishing non-public information) any Acquisition Proposals from third parties and engage in discussions or negotiations regarding any such proposals. The Amendment further provides that at the end of the go-shop period, the non-solicitation restrictions in the Merger Agreement will become applicable, but STAAR may continue to negotiate and engage with any third party who has submitted a written proposal during the go-shop period that the Board determines in good faith, after consultation with financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to or result in a Superior Offer (as defined in the Merger Agreement). At the end of the go-shop period, STAAR must notify Alcon of any Acquisition Proposals received during the go-shop period that remain pending following the expiration of the go-shop period, but the Company is not required during the go-shop period to notify Alcon of any proposals it receives.

In addition, the Amendment provides that, prior to terminating the Merger Agreement to accept a Superior Offer, STAAR must, among other things, give Alcon prior written notice of its intent to terminate at least four (4) business days prior to such termination. However, STAAR will not be required to negotiate with Alcon, and Alcon will not have a right to “match” such Superior Offer. The Amendment further provides that the termination fee payable by STAAR to Alcon shall be reduced to $0 if it becomes payable (i) as a result of a termination by STAAR in order to accept a Superior Proposal from a Qualified Bidder (as defined below), (ii) as a result of a termination by Alcon in response to a Recommendation Change with respect to a Superior Offer from a Qualified Bidder or (iii) as a result of a termination in specified circumstances where STAAR subsequently (within twelve (12) months of such termination) enters into a definitive agreement with respect to an Acquisition Proposal (and such transaction is subsequently consummated).

A “Qualified Bidder” is defined as a person or group of persons that has made an Acquisition Proposal during the go-shop period (provided that such Acquisition Proposal did not result from a breach of Section 5.4 of the Merger Agreement) that the Board (i) has concluded in good faith (after consultation with its outside legal counsel and its financial advisor) either constitutes or could reasonably be expected to lead to or result in a Superior Offer and (ii) has notified Alcon in writing of such determination, in each case prior to the expiration of the go-shop period; provided, however, that any such person (or group of persons) will immediately cease to be a Qualified Bidder immediately upon the expiration in accordance with its terms, or withdrawal (but not, for the avoidance of doubt, a modification), of any Acquisition Proposal submitted by such person (or group of persons).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Annex A to this proxy supplement and is incorporated herein by reference.

The Amendment was approved by the STAAR Board of Directors but such approval was not unanimous. Accordingly, the word “unanimously” is hereby struck in each place it appears in the proxy statement, except in the section titled “Background of the Merger.”

The following disclosure is added at the end of each section titled “Non Solicitation; Window Shop Period” beginning on pages 9 and 85 of the proxy statement:

Notwithstanding the foregoing, as discussed further in “The Merger Agreement—Amendment,” the Amendment provides for a go-shop period that began on November 7, 2025 and will end at 11:59 p.m., Eastern Time, on December 6, 2025. During such go-shop period, STAAR may solicit, facilitate and encourage (including by furnishing non-public information) any Acquisition Proposals from third parties and engage in discussions or negotiations regarding any such proposals. At the end of the go-shop period, STAAR must notify Alcon of any Acquisition Proposals received during the go-shop period that remain pending following the expiration of the go-shop period, but Alcon does not have any right to “match” any such Acquisition Proposal and STAAR is not required during the go-shop period to notify Alcon of any proposals it receives. The Amendment also reduces the amount of the termination fee payable by STAAR to Alcon to $0 in the event that STAAR terminates the Merger Agreement to accept a Superior Offer from a Qualified Bidder (as defined in “The Merger Agreement—Amendment”), if the Board changes its recommendation that STAAR’s stockholders adopt the Merger Agreement in respect of a Superior Offer from a Qualified Bidder, and under the circumstances described in the third bullet under the section titled “The Merger Agreement—Termination Fees.”

The section titled “Termination of the Merger Agreement” on page 11 on the proxy statement is hereby amended and supplemented as follows:

Either STAAR or Alcon may terminate the Merger Agreement under certain circumstances, including (i) if the Merger is not completed by August 4, 2026 (provided that if, as of such date all conditions to Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), other than the

Absence of Legal Restraints Condition or the Regulatory Approvals Condition (each as defined in “The Merger Agreement-Conditions to the Closing of the Merger”), then such date will automatically be extended to November 4, 2026, (ii) if the STAAR stockholders fail to adopt the Merger Agreement, (iii) if a final and nonappealable order or action by specified governmental bodies having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or making the consummation of the Merger illegal, or (iv) pursuant to the Breach Termination Right (as defined in “The Merger Agreement-Termination of the Merger Agreement”). Alcon may terminate the Merger Agreement if, prior to receiving the Stockholder Approval, the Board has effected a Recommendation Change. STAAR may terminate the Merger Agreement prior to receiving the Stockholder Approval in order to enter into a definitive agreement with respect to a Superior Offer. Under certain circumstances, STAAR will be required to pay Alcon a termination fee of $43,425,000 in cash, which is reduced to $14,475,000 under certain circumstances in accordance with the “window shop” provision described above, or Alcon will be required to pay STAAR a termination fee of $72,375,000 in cash, upon the termination of the Merger Agreement. For more information, see “The Merger Agreement—Termination Fees.” Pursuant to the Amendment, the termination fee payable by STAAR to Alcon has been reduced to $0 in certain circumstances, including if STAAR terminates the Merger Agreement to accept a Superior Offer from a Qualified Bidder, as described in the “The Merger Agreement—Amendment.”

The following text is added at the end of the third bullet under each section titled “Effect on STAAR if the Merger Is Not Completed” on pages 11 and 34 of the proxy statement:

Pursuant to the Amendment, the termination fee payable by STAAR to Alcon has been reduced to $0 in certain circumstances, including if STAAR terminates the Merger Agreement to accept a Superior Offer from a Qualified Bidder, as described in the “The Merger Agreement—Amendment.”

(6) Supplements to “Background of the Merger”

Set forth below are further supplemental disclosures with respect to the “Background of the Merger” section of the proxy statement to reflect relevant developments that have occurred since the filing of the supplement to the proxy statement dated October 30, 2025 (the “Prior Supplement”).

Supplemental Disclosures to the Proxy Statement in Connection with the Background of the Merger

The proxy statement describes the background of the Merger up to and including October 27, 2025, and is hereby amended by inserting the following text below the final paragraph on page 16 of the Prior Supplement:

Between October 27, 2025, and October 28, 2025, Mr. Farrell and Mr. Endicott discussed further the potential terms of an amendment to the Merger Agreement. During such discussions, Alcon raised the possibility of waiving the non-solicitation restrictions under the Merger Agreement to facilitate a go-shop period.

On October 28, 2025, the Board met with members of STAAR’s management and representatives of Citi and Wachtell Lipton to continue its discussion of a potential amendment to the Merger Agreement and the potential advantages and disadvantages of such an amendment or a waiver by Alcon of the non-solicitation restrictions under the Merger Agreement. Following discussion, the Board reaffirmed its prior determination that it would not, at that time, accept Alcon’s proposal to amend the terms of the Merger Agreement without a concurrent commitment to increase price.

On November 2 and 3, 2025, Mr. Farrell continued to engage in discussions with Mr. Endicott regarding the terms of a potential amendment to the Merger Agreement.

On November 4, 2025, Alcon publicly issued a presentation discussing its perspective on its proposed acquisition of STAAR and recommending that STAAR stockholders should vote in favor of the Merger Proposal.

On November 5, 2025, the Board met with members of STAAR’s management and representatives of Citi and Wachtell Lipton. At such meeting, Mr. Farrell provided an update on his ongoing discussions with Mr. Endicott with respect to a potential amendment to the Merger Agreement. The Board considered potential next steps, including requesting that Alcon increase the merger consideration amount in connection with the potential amendment, conducting limited outreach to selected potential interested parties, and commencing a go-shop process. The Board discussed such potential alternatives and considered, among other things, (i) the Board’s fiduciary duties to stockholders, (ii) potential perspectives of stockholders and proxy advisors in response to each alternative, (iii) relevant obligations of STAAR under the existing Merger Agreement, (iv) the possibility that a go-shop or other outreach process could maximize stockholder value by facilitating an increase in the price offered by Alcon or an alternative bidder, (v) prior public statements by Broadwood and Yunqi opposing any amendment to provide for a go-shop process, (vi) proxy advisory firms’ and certain stockholders’ stated views that STAAR should have solicited and engaged potential alternative bidders prior to signing the Alcon merger agreement, and (vii) the proposed elimination of certain termination fees payable by STAAR, information rights of Alcon during the go-shop period and Alcon’s “match” right, which elimination could facilitate a more open and competitive go-shop process. Following such discussion, the Board instructed STAAR’s management and advisors to continue discussions with Alcon and provide an update to the Board at a meeting scheduled for the following day.

On November 6, 2025, the Board met with members of STAAR’s management and representatives of Citi and Wachtell Lipton and continued its discussion of whether to proceed with an amendment to the Merger Agreement. The Board discussed, among other things, the term for a possible go-shop period, considering that a longer go-shop period, on the one hand, could allow more time for potential alternative bidders to complete their evaluation of the Company, but on the other hand, would result in further delays of the Special Meeting, which certain stockholders had urged the Company to avoid.

Also during the November 6 meeting, a representative of Wachtell Lipton apprised the Board of the terms of the proposed amendment, the substantially final form of which had been provided to the Board prior to the meeting, and noted that the parties were continuing to discuss whether to eliminate the termination fee payable by STAAR where the Merger Agreement is terminated in certain circumstances and, within 12 months following such termination, STAAR enters into a definitive agreement with respect to an alternative proposal and such transaction is subsequently consummated (the “tail fee”). Following such discussion, the Board, with one director dissenting, approved the entry into the Amendment subject to elimination of the tail fee, and determined to recommend the adoption of the amended Merger Agreement by the Company’s stockholders at the Special Meeting. The dissenting director noted, among other things, that certain of STAAR’s stockholders opposed the Merger Proposal and had publicly objected to a go-shop, and the director also expressed concern that potential alternative acquirers may be disincentivized to participate in a go-shop process.

On the morning of November 7, 2025, Gibson Dunn confirmed that Alcon had agreed to eliminate the tail fee. Shortly thereafter, the parties executed the Amendment and, in connection therewith, STAAR postponed the Special Meeting to December 19, 2025 at 8:30 a.m. Pacific Time. Thereafter, STAAR issued a press release and filed a Current Report on Form 8-K with the Amendment.

Also on November 7, 2025, Citi began outreach to potential acquirers of STAAR to solicit interest in participating in the go-shop process.

On November 10, 2025, Broadwood issued a press release to, among other things, call for the appointment of new directors to the Board in order to oversee the go-shop process.

(7) Supplements to “Recommendation of the Board and Reasons for the Merger”

The last full sub-bullet on page 49 of the proxy statement is hereby amended and supplemented as follows:

•

the ability of STAAR to (i) during the go-shop period, solicit, facilitate and encourage (including by furnishing non-public information) any Acquisition Proposals from third parties and engage in discussions or negotiations regarding any such proposals, without any ongoing obligation to notify Alcon of any Acquisition Proposals received during the go-shop period or any right of Alcon to “match” any Acquisition Proposal received, and (ii) after the expiration of the go-shop period, subject to specified limitations, respond to and engage in discussions regarding unsolicited third-party acquisition proposals under certain circumstances and, ultimately, to terminate the Merger Agreement in order to enter into a definitive agreement providing for a Superior Offer, subject to compliance with the procedural terms and conditions set forth in the Merger Agreement and the payment of the Company Termination Fee of $43,425,000 (representing approximately 3.0% of STAAR’s implied equity value), which is reduced to $14,475,000 (representing approximately 1.0% of STAAR’s implied equity value) in the case of an acquirer who makes an Acquisition Proposal which, before the expiration of the 45-day window shop period, the Board determines constitutes or could reasonably be expected to lead to a Superior Offer, and which termination fee is further reduced to $0 in the case of an acquirer who makes an Acquisition Proposal which, before the expiration of the go-shop period, the Board determines constitutes or could reasonably be expected to lead to a Superior Offer, as further discussed in the sections of this proxy statement titled “The Merger Agreement—Termination of the Merger Agreement,” ~~and~~ “The Merger Agreement—Termination Fees” and “The Merger Agreement—Amendment”;

Forward-Looking Statements

The information covered by these materials contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in these materials that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Alcon merger agreement or could cause the consummation of the proposed transaction to be delayed or to fail to occur; (2) the failure to obtain approval of the proposed transaction from STAAR’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from STAAR’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of STAAR to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of STAAR to meet expectations regarding the timing and completion of the transaction; (7) the possibility that no alternative proposals will be received during the go-shop period, or that any such alternative proposals are not determined by the STAAR board to be superior to the Alcon merger; (8) the outcome of any legal proceedings that may be instituted against STAAR related to the proposed transaction; (9) the possibility that STAAR’s stock price may decline significantly if the proposed transaction is not consummated; and (10) other important factors set forth in the proxy statement under the caption “Risk Factors” and STAAR’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” as any such factors may be updated from time to time in STAAR’s other filings with the SEC.

Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, STAAR undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Merger and Where to Find It

These materials relate to the proposed transaction involving STAAR. In connection with the proposed transaction, STAAR has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including STAAR’s definitive proxy statement on Schedule 14A filed on September 16, 2025. The proxy statement was first sent to STAAR stockholders on September 16, 2025, and was thereafter supplemented. BEFORE MAKING ANY

VOTING DECISION, STOCKHOLDERS OF STAAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting STAAR’s investor relations website, https://investors.staar.com.

No Offer or Solicitation

These materials are for informational purposes only and are not intended to and do not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Under SEC rules, STAAR and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of STAAR’s common stock in connection with the proposed transaction. Information about the directors and executive officers of STAAR and their ownership of STAAR’s common stock is set forth in the proxy statement, the definitive proxy statement for STAAR’s 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025058174/staa-20250424.htm), including the sections captioned “Compensation of Directors,” “Information Regarding Executive Officers” and “Security Ownership of Principal Shareholders and Management,” or its Annual Report on Form 10-K for the year ended December 27, 2024, which was filed with the SEC on February 21, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025024813/staa-20241227.htm), and in other documents filed by STAAR with the SEC. To the extent holdings of such participants in STAAR’s securities have changed since the amounts described in the proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by STAAR’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Annex A

Execution Version

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

This Amendment No. 1, dated as of November 7, 2025 (this “Amendment”), to the Agreement and Plan of Merger, dated as of August 4, 2025 (the “Agreement”), is by and among Alcon Research, LLC, a Delaware limited liability company (“Parent”), Rascasse Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (“Merger Sub”), and STAAR Surgical Company, a Delaware corporation (the “Company”). Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, on August 4, 2025, the parties entered into the Agreement, pursuant to which, among other things, and subject to the terms and conditions therein, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned direct subsidiary of Parent; and

WHEREAS, pursuant to and in accordance with Section 9.1 of the Agreement, the Parties desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements set forth in the Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment. The Agreement is hereby amended as follows:

(a) The proviso at the end of the first sentence of Section 5.3(a) of the Agreement is hereby amended and restated as follows:

“provided, that the Company shall convene and hold the Stockholder Meeting as promptly as practicable after the termination or expiration of the Go-Shop Period.”

(b) The end of the second sentence of Section 5.3(a) of the Agreement from and after clause (v) is hereby amended and restated as follows:

“(v) if required by applicable Legal Requirements or (vi) if the Board of Directors has determined in good faith, in consultation with financial advisors and outside legal counsel, that an Acquisition Proposal (which Acquisition Proposal has not been withdrawn prior to such adjournment or postponement) constitutes or could reasonably be expected to lead to a Superior Offer; provided that (x) any postponement or adjournment (except pursuant to the foregoing clause (vi)) that would require the setting of a new record date shall require the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of both Parent and the Company, and (y) the Stockholder Meeting will not be postponed or adjourned beyond the date that is six (6) Business Days prior to the End Date without the prior written consent of Parent. The Parties have agreed to postpone the Stockholder Meeting to December 19, 2025, and for the avoidance of doubt, the prior adjournment of the Stockholder Meeting from October 23, 2025 to November 6, 2025 and the subsequent postponements to December 3, 2025 and December 19, 2025, shall not count towards the two (2) postponements or adjournments permitted by the preceding sentence.”

(c) Section 5.4 of the Agreement is hereby amended and restated in its entirety as follows:

“5.4 No Solicitation; Go-Shop.

(a) For the purposes of this Agreement, “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) contains provisions that are not materially less favorable to the Company than those contained in the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal) and (ii) does not prohibit any Acquired Corporation from complying with its obligations to provide information to Parent in accordance with this Section 5.4 and Section 6.1.

(b) Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on November 7, 2025 and continuing until 11:59 p.m. (Eastern time) on December 6, 2025 (such period, the “Go-Shop Period”), the Acquired Corporations and their respective Representatives (which, for purposes of this Section 5.4, shall include potential equity and debt financing sources) shall have the right to, directly or indirectly: (i) solicit, seek, initiate, facilitate, assist or encourage (including by way of furnishing non-public information) any Acquisition Proposal or any inquiries, offers or proposals regarding any Acquisition Proposal, including by way of furnishing or providing access to any Person to any non-public information of or relating to any Acquired Corporation or its business, properties, assets, books, records and other non-public information, and access to the personnel of any Acquired Corporation, pursuant to (but only pursuant to) an Acceptable Confidentiality Agreement; provided, that the Company shall promptly (and in any event within one (1) Business Day) provide to Parent or its Representatives, or provide Parent or its Representatives access to (substantially concurrently in the case of written information) when provided to any such other Person, any such material non-public information with respect to the Acquired Corporations furnished to such Person(s) that was not previously furnished or made available to Parent or its Representatives; and (ii) engage in, enter into or otherwise participate in any discussions or negotiations with any Persons or group or its Representatives with respect to any Acquisition Proposal or any inquiries, offers or proposals regarding any Acquisition Proposal. As promptly as reasonably practicable (and in any event within one (1) Business Day) following the expiration of the Go-Shop Period, the Company shall provide to Parent (x) an unredacted copy of any written Acquisition Proposal made by a Qualified Bidder (including any proposed term sheet, letter of intent, acquisition agreement or similar agreement with respect thereto) still pending and not withdrawn and a summary of any unwritten material terms and conditions thereof, and (y) the name(s) of the Qualified Bidder making such Acquisition Proposal.

(c) Except as permitted by this Section 5.4, from and after the expiration of the Go-Shop Period until the earlier of the Effective Time and the valid termination of this Agreement (the “No-Shop Period”), the Acquired Corporations shall not, and shall use commercially reasonable efforts to cause their Representatives not to, directly or indirectly (other than with respect to any Person that is then a Qualified Bidder, to which the restrictions in clauses (i), (ii)(A) and (ii)(B) of this Section 5.4(c) and clause (i) of Section 5.4(d) shall not apply) (i) continue any solicitation, knowing encouragement, discussions or negotiations with any Persons that may be ongoing as of the date of this Agreement with respect to an Acquisition Proposal; (ii) (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this provision prohibit such discussion) or (C) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 5.4(d)); or (iii) waive or release any Person from, intentionally forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other Contract, or take any action to exempt any Person (other than Parent, Merger Sub or their Affiliates) from the restrictions on “business combinations” or any similar provision contained in applicable Takeover Laws or the organizational and other governing documents of an Acquired Corporation, unless, solely in the case of this clause (iii), the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements. In furtherance of the foregoing, promptly following (and no later than one (1) Business Day after) the expiration of the Go-Shop Period, the Company shall (1) request that each such Person or group and its representatives (other than Parent and its representatives, and other than any Qualified Bidder and its Representatives) that has, prior to the execution and delivery of this Agreement, executed a confidentiality agreement or otherwise received non-public information about the Company or its Subsidiaries from, or on behalf of, the Company, in each case in connection with such Person’s or group’s consideration of an Acquisition Proposal, promptly return or destroy all non-public information furnished to such Person or group by or on behalf of the Company or any of its Subsidiaries prior to the date of this Agreement in accordance with the applicable confidentiality agreement and (2) promptly terminate all physical and electronic data room access for such Persons or group and their representatives to diligence or other non-public information regarding the Company or any of its Subsidiaries.

(d) Notwithstanding anything to the contrary contained in this Agreement, if at any time during the No-Shop Period and prior to the Company Stockholder Approval, any Acquired Corporation or any of their Representatives receives an unsolicited written Acquisition Proposal from any Person or group of Persons (other than a Qualified Bidder), which Acquisition Proposal was made or renewed on or after the commencement of the No-Shop Period, (i) the Company and its Representatives may contact such Person or group of Persons solely to clarify the terms and conditions thereof or inform such Person or group of Persons of the existence of the provisions of this Section 5.4 and (ii) if the Board of Directors determines in good faith, after consultation with financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Offer, then the Company and its Representatives may (A) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Acquired Corporations to the Person or group of Persons who has made such Acquisition Proposal; provided, that the Company shall as promptly as practicable (and in any event within one (1) Business Day) provide to Parent any material non-public information concerning the Acquired Corporations that is provided to any Person (including any Qualified Bidder) to the extent access to such information was not previously provided to Parent or its Representatives and (B) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal. Within one (1) Business Day after the Board of Directors makes a determination contemplated by the foregoing clause (ii) with respect to an Acquisition Proposal (including any Acquisition Proposal made by a Qualified Bidder), the Company shall provide written notice to Parent of such determination of the Board of Directors described in the preceding clause (ii), together with the identity of such Person or group making such Acquisition Proposal.

(e) During the No-Shop Period, the Company shall (i) promptly (and in any event within one (1) Business Day after the receipt thereof) notify Parent if any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, is received by any Acquired Corporation and provide to Parent (x) an unredacted copy of any such written Acquisition Proposal, inquiry, proposal or offer (including any proposed term sheet, letter of intent, acquisition agreement or similar agreement with respect thereto) and a summary of any unwritten material terms and conditions thereof, and (y) the name(s) of the Person or group of Persons making such written Acquisition Proposal, inquiry, proposal or offer, and (ii) keep Parent reasonably informed of any material developments, discussions or negotiations regarding any such Acquisition Proposal on a prompt basis (and in any event within one (1) Business Day of such material development, discussion or negotiation).

(f) Nothing in this Section 5.4 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by or otherwise making any disclosure as is required under Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to the stockholders of the Company that is required by applicable Legal Requirements; provided, however, that this Section 5.4(f) shall not permit the Board of Directors to make a Company Adverse Recommendation Change, except to the extent permitted by Section 6.1(b).

(g) The Company agrees that in the event any (i) Acquired Corporation, (ii) director or officer of the Company (acting in its capacity as such on behalf of the Company) or (iii) financial, investor relations or legal advisor to the Company acting at the direction of, or on behalf of, a director or officer of an Acquired Corporation, in each case takes any action that, if taken by the Company, would constitute a breach of this Section 5.4, the Company shall be deemed to be in breach of this Section 5.4.”

(d) Section 6.1 of the Agreement is hereby amended and restated in its entirety as follows:

“6.1 Company Board Recommendation.

(a) Subject to Section 6.1(b), during the Pre-Closing Period, neither the Board of Directors nor any committee thereof shall (i)(A) withdraw, qualify or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw, qualify or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation or (B) adopt, approve, recommend or declare advisable, or publicly propose to adopt, approve, recommend or declare advisable, any Acquisition Proposal, (ii) adopt, approve, recommend or declare advisable, or publicly propose to adopt, approve, recommend or declare advisable, or allow the Company to execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, joint venture agreement, or similar Contract with respect to any Acquisition Proposal (excluding an Acceptable Confidentiality Agreement in accordance with Section 5.4(d)), (iii) fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent so requests in writing (which request may be made once per applicable public Acquisition Proposal, provided that Parent shall be entitled to make a new request each time there is a publicly disclosed material change in such applicable Acquisition Proposal), or (iv) fail to recommend against acceptance of any tender offer or exchange offer that is publicly commenced for the Shares within ten (10) Business Days after Parent so requests in writing (which request may be made once per applicable public Acquisition Proposal, provided that Parent shall be entitled to make a new request each time there is a publicly disclosed material change in such applicable Acquisition Proposal) (any action described in the foregoing clauses (i) through (iv), a “Company Adverse Recommendation Change”); provided that, for the avoidance of doubt, any determination or action by the Board of Directors or any committee thereof to the extent permitted by Section 5.4 or this Section 6.1 shall not be, and shall not be deemed to be, in and of itself a breach or violation of this Section 6.1 and shall not, unless a Company Adverse Recommendation Change has occurred, give Parent a right to terminate this Agreement pursuant to Section 8.1(d); and provided, further, for the avoidance of doubt, that any change in the unanimity of any determination, recommendation, approval or declaration made by the Board of Directors shall not constitute a Company Adverse Recommendation Change (provided, that the Company shall deliver prompt written notice to Parent of any such change in unanimity).

(b) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Company Stockholder Approval:

(i) if any Acquired Corporation has received after the date of this Agreement a written Acquisition Proposal from any Person that has not been withdrawn and after consultation with outside legal counsel and financial advisors, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal constitutes a Superior Offer, (x) the Board of Directors may make a Company Adverse Recommendation Change, or (y) solely if such Acquisition Proposal did not result from a material breach of Section 5.4, the Company may terminate this Agreement pursuant to Section 8.1(e) to enter into a Specified Agreement with respect to such Superior Offer, in each case under clauses (x) and (y), if and only if: (A) the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors under applicable Legal Requirements (it being understood that any such determination in and of itself shall not be deemed a Company Adverse Recommendation Change), and (B) the Company shall have given Parent prior written notice of its intention to make a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.1(e), which notice shall include the material terms and conditions of the applicable Acquisition Proposal, an unredacted copy of any such written Acquisition Proposal and the identity of the Person making such Acquisition Proposal, at least four (4) Business Days prior to making any such Company Adverse Recommendation Change or termination (a “Determination Notice”, and such period, the “Notice Period”) (which notice shall not constitute a Company Adverse Recommendation Change or termination). Issuance of any “stop, look and listen” communication by or on behalf of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not be considered a Company Adverse Recommendation Change and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this Section 6.1. The provisions of this Section 6.1(b)(i) shall also apply to any material amendment to any Acquisition Proposal and shall require a new Determination Notice for each such material amendment; provided, that references to four (4) Business Days shall be deemed to be two (2) Business Days, such that the new Notice Period shall be two (2) Business Days; and

(ii) other than in connection with an Acquisition Proposal, the Board of Directors may make a Company Adverse Recommendation Change in response to an Intervening Event, if and only if: (A) the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors under applicable Legal Requirements (it being understood that any such determination in and of itself shall not be deemed a Company Adverse Recommendation Change), (B) the Company shall have given Parent a Determination Notice, specifying in reasonable detail the facts and circumstances for such potential Company Adverse Recommendation Change, at least four (4) Business Days prior to making any such Company Adverse Recommendation Change and, if requested in writing by Parent, during such four (4) Business Day period shall have negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal to the extent proposed by Parent so that a Company Adverse Recommendation Change would no longer be necessary, and (C) (1) the Company shall have given Parent the four (4) Business Day period after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that a Company Adverse Recommendation Change would no longer be necessary, and (2) after considering in good faith the proposals made by Parent during such period, if any, after consultation with outside legal counsel and financial advisors, the Board of Directors shall have determined, in good faith, that the failure to make the Company Adverse Recommendation Change would continue to be inconsistent with the fiduciary duties of the Board of Directors under applicable Legal Requirements.”

(e) The reference to “Section 5.4(e)” in Section 6.8 of the Agreement is hereby amended to refer to “Section 5.4(f)”.

(f) Exhibit A of the Agreement is hereby amended by adding references to the definitions of “Go-Shop Period” and “No-Shop Period” and the corresponding sections.

(g) The definition of “Qualified Bidder” in Exhibit A of the Agreement is hereby amended and restated in its entirety as follows:

““Qualified Bidder” means a Person or group of Persons that has made an Acquisition Proposal during the Go-Shop Period (provided that such Acquisition Proposal did not result from a breach of Section 5.4) that, prior to the termination or expiration of the Go-Shop Period, the Board of Directors has concluded in good faith (after consultation with its outside legal counsel and its financial advisor) either constitutes or could reasonably be expected to lead to or result in a Superior Offer and has notified Parent in writing of such determination prior to the expiration of the Go-Shop Period; provided, however, that any such Person (or group of Persons) shall immediately cease to be a Qualified Bidder (and all provisions of this Agreement that apply to Qualified Bidders in their capacity as such shall cease to apply with respect to such Person (or group of Persons)) immediately upon the expiration in accordance with its terms, or withdrawal (but not, for the avoidance of doubt, a modification), of any Acquisition Proposal submitted by such Person (or group of Persons).”

(h) The definition of “Termination Fee” in Exhibit A of the Agreement is hereby amended and restated in its entirety as follows:

““Termination Fee” shall mean a cash amount equal to $43,425,000; provided that in the event the Termination Fee becomes payable (x) pursuant to Section 8.3(b)(i) as a result of a termination of this Agreement by the Company pursuant to Section 8.1(e) with respect to a Superior Offer from a Qualified Bidder, (y) pursuant to Section 8.3(b)(ii) as a result of a termination of this Agreement by Parent pursuant to Section 8.1(d) in response to a Company Adverse Recommendation Change with respect to a Superior Offer from a Qualified Bidder or (z) pursuant to Section 8.3(b)(iii), then in the case of any of the immediately preceding clauses (x), (y) or (z), the Termination Fee shall be $0.”

(i) The definition of “Window Shop End Time” in Exhibit A of the Agreement is hereby amended by deleting such definition in its entirety.

2. References to and Effect on the Agreement. On and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and all documents delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby. Each reference in the Agreement to “the date hereof,” “the date of this Agreement,” or words of like import shall mean and be a reference to August 4, 2025. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with its terms, and the Agreement, as amended hereby, is hereby confirmed and ratified in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the parties under the Agreement or any of the documents delivered in connection with the Agreement.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Amendment. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.

4. Governing Law. This Amendment, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment, or the negotiation, execution or performance of this Amendment, shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to the principles of conflicts of law thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Agreement and Plan of Merger effective as of the date first above written.

Alcon Research, LLC

By:	/s/ David Endicott
Name: David Endicott
Title: Chief Executive Officer and President

Rascasse Merger Sub, Inc.

By:	/s/ David Endicott
Name: David Endicott
Title: Chief Executive Officer and President

STAAR Surgical Company

By:	/s/ Stephen C. Farrell
Name: Stephen C. Farrell
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

THIS IS THE WHITE PROXY CARD

SCAN TO VIEW MATERIALS & VOTE

STAAR SURGICAL COMPANY C/O FIRST COAST RESULTS, INC. 200 BUSINESS PARK CIRCLE SUITE 112 SAINT AUGUSTINE, FL 32095

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your WHITE proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/STAA2025SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL

Mark, sign and date your WHITE proxy card and return it in the postage-paid envelope we have provided or return it to First Coast Results, Inc., 200 Business Park Circle,

Suite 112, Saint Augustine, Fl 32095.

V81389-Z91499-MGTW

THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
STAAR SURGICAL COMPANY

The Board of Directors recommends you vote FOR Proposals 1 and 2.		For	Against	Abstain

1.  A proposal to adopt the Agreement and Plan of Merger, dated as of August 4, 2025, as may be amended from time to time, including by Amendment No. 1 on November 7, 2025 (the “Merger Agreement”), by and among STAAR Surgical Company (“STAAR”), Alcon Research, LLC, a Delaware limited liability company (“Alcon”), and Rascasse Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alcon.

		☐	☐	☐

2.  A proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to STAAR’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement.

		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

V81390-Z91499-MGTW

STAAR Surgical Company

Special Meeting of Stockholders

December 19, 2025 at 8:30 a.m. Pacific Time

THIS WHITE PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Stephen C. Farrell and Nathaniel Sisitsky, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of STAAR common stock that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on December 19, 2025, virtually at www.virtualshareholdermeeting.com/STAA2025SM, and any adjournment or postponement thereof.

This WHITE proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this WHITE proxy card will be voted “FOR” each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in this WHITE proxy card will vote in their discretion on such matters.

Continued, and must be signed and dated on the other side